Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com mailto:kknuth@kraft.com	ir@kraftfoods.com mailto:kknuth@kraft.com

KRAFT FOODS INC. BOARD OF DIRECTORS APPROVES SPIN-OFF

OF NORTH AMERICAN GROCERY BUSINESS

Company Also Declares Regular Quarterly Dividend of $0.29 per Share

NORTHFIELD, Ill. – Aug. 14, 2012 – Kraft Foods Inc. (NASDAQ:KFT) announced that its Board of Directors today approved the spin-off of its North American grocery business and declared a pro rata distribution of shares of Kraft Foods Group, Inc. (which will hold the North American grocery business) to holders of Kraft Foods Inc. common stock.

The Board of Directors also declared a regular quarterly dividend of $0.29 per share of Kraft Foods Inc. common stock. This cash dividend is payable on Oct. 15, 2012, to Kraft Foods Inc. stockholders of record as of the close of business on Sept. 19, 2012.

Kraft Foods Inc. will complete the spin-off of its North American grocery business at 5 p.m. EDT on Oct. 1, 2012 (the “distribution date”) through a pro rata dividend of all outstanding shares of Kraft Foods Group common stock it owns to its shareholders of record as of the close of business on Sept. 19, 2012 (the “record date”). On the distribution date, each Kraft Foods Inc. shareholder will receive one share of Kraft Foods Group common stock for every three shares of Kraft Foods Inc. common stock held by such shareholder on the record date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued.

No fractional shares of Kraft Foods Group common stock will be issued. Instead, the distribution agent will aggregate fractional shares of Kraft Foods Group common stock and sell the whole shares in the open market. The aggregate net cash proceeds of the sales will be ratably distributed to those shareholders who would otherwise have received fractional shares of Kraft Foods Group common stock.

Kraft Foods Inc. has received a private letter ruling from the U.S. Internal Revenue Service and an opinion of tax counsel confirming that the distribution of shares of Kraft Foods Group common stock generally will not be taxable to Kraft Foods Inc. or U.S. holders of Kraft Foods Inc. common stock. Cash received in lieu of fractional shares will, however, be taxable. Shareholders should consult their tax advisors with respect to U.S. federal, state, local and non-U.S. tax consequences of the Kraft Foods Group spin-off.

The distribution does not require shareholder approval, nor is any shareholder action or payment necessary to receive shares through the distribution of Kraft Foods Group common stock. Kraft Foods Group has prepared an information statement that includes material regarding the spin-off and its business following the spin-off.

The distribution of Kraft Foods Group common stock is subject to the satisfaction or waiver of certain conditions, including but not limited to the effectiveness of the Registration Statement on Form 10 that Kraft Foods Group filed with the U.S. Securities and Exchange Commission. Kraft Foods Inc. and Kraft Foods Group currently expect that all conditions to the spin-off will be satisfied on or before the distribution date.

About Kraft Foods

Kraft Foods Inc. (NASDAQ: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods Inc. is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, NASDAQ 100, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect,” “will” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, the timing and distribution mechanics of the spin-off; the tax-free status of the spin-off and related transactions; our expectations for our North American grocery business and global snacks business following the spin-off; and our expectations regarding the satisfaction of the conditions to the spin-off. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, as well as Kraft Foods Group’s Registration Statement on Form 10 filed with the SEC. Kraft Foods Inc. and Kraft Foods Group each disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

#   #   #

2